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                                                                     EXHIBIT 2.2



                                 January 3, 2001



S3 Graphics Co., Ltd.
c/o VIA Technologies, Inc.
8F, No. 553 Chung-Cheng Road
Hsing-Tien, Taipei
Taiwan

Dear Ladies and Gentlemen:

     Reference is hereby made to that certain Amended and Restated Investment Agreement among SONICblue Incorporated (formerly S3 Incorporated) ("SONICblue"), VIA Technologies, Inc. ("VIA") and S3 Graphics Co., Ltd. ("JV"), dated August 28, 2000 (the "Agreement").

     Pursuant to Section 2.2(f) of the Agreement, SONICblue hereby designates SONICA3, Inc. to receive 100,000,000 Class A Shares of JV at the Closing (as defined in the Agreement).

                                       Very truly yours,

                                       SONICblue Incorporated

                                       By: /s/ Ken Potashner
                                           --------------------------
                                           Ken Potashner
                                           Chief Executive Officer